UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2008
Date of Report
(Date of earliest event reported)

SYNTHETECH, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, P.O. Box 646, Albany Oregon 97321
(Address of principal executive offices) (Zip Code)

(541) 967-6575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry Into a Material Definitive Agreement

The information provided in Item 2.03 of this current report on Form 8-K is incorporated herein by this reference.

Item 2.03                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5, 2008, Synthetech, Inc. (Synthetech) entered into a Fourth Amendment of Loan and Security Agreement dated as of May 1, 2008 (the "Amendment"), which amends the Loan and Security Agreement originally dated June 15, 2006 and as subsequently amended, with Access Business Finance, LLC (as amended, the “Agreement”).  The Amendment incorporates into the Agreement the promissory note (the "Promissory Note") under which Synthetech borrowed $550,000 from Access Business Finance.  The Promissory Note, entered into on May 5, 2008 and dated as of May 1, 2008, matures on May 5, 2011, with 36 monthly principal payments equal to $9,166.67, plus accrued interest, payments beginning on June 1, 2008.  A balloon payment of $220,000 is due on maturity.  The Promissory Note's principal balance of $550,000 will bear interest at a variable rate per annum equal at all times to 3.0% plus the prime rate reflected in the Wall Street Journal.  At the closing of the loan, Synthetech paid a $5,500 loan fee to Access Business Finance.  Beginning on May 6, 2009, and on May 6 of each following year until the Promissory Note is paid in full, Synthetech will pay an annual loan fee equal to 1% of the then outstanding principal balance of the Promissory Note.  The Promissory Note is collateralized by Synthetech’s cash, cash equivalents, accounts receivable, inventories and property, plant and equipment.

Except as modified by the Amendment, the terms of the Agreement remain unchanged.

In response to market and cost saving opportunities, Synthetech intends to use the proceeds from the Promissory Note to expand its large-scale reactor capacity; install a distillation column; and to install equipment intended to recycle spent solvents.

Copies of the Amendment and the Promissory Note are filed as exhibits to this report and are incorporated into this Item 2.03 by this reference.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                Description

99.1	Fourth Amendment of Loan and Security Agreement dated as of May 1, 2008, between Synthetech, Inc. and Access Business Finance, LLC.

99.2	Promissory Note dated as of May 1, 2008 between Synthetech, Inc. and Access Business Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2008	By:	/s/ Gary Weber
Gary Weber
Vice President of Finance,
Chief Financial Officer